Exhibit 10(m)(1)
----------------

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                           FPIC INSURANCE GROUP, INC.
                                       AND
                                  JOHN R. BYERS


         THIS AMENDMENT is made, entered into and effective as of the 14th day of December 2001, by and between FPIC Insurance Group, Inc., a Florida Employer (hereinafter referred to as "Employer"), and John R. Byers (hereinafter referred to as "Employee").

         1. Paragraph 1 of the Employment Agreement between Employer and Employee dated as of January 1, 1999 (the "Employment Agreement") is amended to read in its entirety as follows:

                  "This Employment Agreement is made and entered into as of the 1st day of January, 1999 by and between FPIC Insurance Group, Inc., a Florida Employer, with its principal place of business at 225 Water Street, Suite 1400, Jacksonville, Florida 32202 (hereinafter referred to as "Employer"), and John R. Byers, an individual presently residing at 8113 Sabal Oak Lane, Jacksonville, Florida 32256 (hereinafter referred to as "Employee")."

         2. The first WHEREAS paragraph of the Employment Agreement is amended to read in its entirety as follows:

                  "WHEREAS, Employer desires to retain the services of Employee as the President and Chief Executive Officer of Employer, and Employee desires to perform such services for Employer on the terms and conditions set forth herein;"

         3. The second WHEREAS paragraph of the Employment Agreement is amended to read in its entirety as follows:

                  "WHEREAS, Employee represents and Employer acknowledges that Employee is fully qualified, without the benefit of any further training or experience, to perform the responsibilities and duties, with commensurate authorities, of the position of President and Chief Executive Officer."

         4. Section 1(b) of the Employment Agreement is amended to read in its entirety as follows:

                "1.   Terms of Employment.

                      (b) In the event Employer does not give notice to Employee prior to the end of any calendar year that it wishes to extend this Employment Agreement as specified in subparagraph (a) above, Employee may voluntarily terminate Employee's employment under this Employment Agreement by giving at least ninety (90) days written notice to Employer. Following the effective date of such voluntary termination, Employee shall continue to receive Employee's annual salary, payable as

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                              immediately prior to termination, plus all
                              benefits to which Employee is then entitled under subparagraph 2(e) below, for the balance of the term of this Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer (the "Benefit Cost"), Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an Employee of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         5. Section 4(b) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (b)     Voluntary Termination by Employer.
                              ---------------------------------

                              Employer may terminate this Employment
                              Agreement at any time for any reason
                              sufficient to it, by act of its Board. Such termination shall be immediately effective. Following such voluntary termination, Employee shall continue to receive Employee's annual salary, payable immediately prior to termination, together with any benefits accrued to the date of termination, plus all benefits to which Employee is then entitled under subparagraph 2(e) above, for the balance of the then current Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an Employee of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         6. Section 4(c) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (c)     Permanent Disability of Employee.
                              --------------------------------

                              If Employee has been, for substantially all the normal working days during three (3) consecutive months, unable to perform Employee's responsibilities and duties and to exercise Employee's authorities in a satisfactory manner due to mental or physical disability, then Employee may be deemed "permanently disabled," and Employee's employment may be terminated at the election of the Board of Employer. Any determination of permanent disability made by Employer shall be final and conclusive. In the event that Employer deems Employee

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

                              "permanently disabled," Employee shall be entitled to receive the unpaid balance of Employee's annual salary, together with other accrued benefits pursuant to subparagraph 2(e) above, to the date of the determination of being permanently disabled, payable as immediately prior to termination for the remaining term of this Employment Agreement, less any amount received by Employee under any Employer-provided long term disability coverage and/or program; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an Employee of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         7. Section 4(d) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (d)     Death of Employee.
                              -----------------

                              This Employment Agreement shall terminate on the date of Employee's death, and Employer shall pay, in a lump sum, to the estate or personal representative of Employee the unpaid balance of Employee's annual salary, together with other accrued benefits under subparagraph 2(e) above, to the date of death."

         8. Section 4(f) of the Employment Agreement is amended to read in its entirety as follows:

                "4    Termination.
                      ------------

                      (f) Constructive Discharge. Employee may terminate this Employment Agreement in the event of Constructive Discharge by providing written notice to Employer within three months after the occurrence of such event, specifying the event relied upon for a Constructive Discharge. "Constructive Discharge" shall mean any (i) material change by Employer of Employee's position, functions, or duties to an inferior position, functions, or duties from that in effect on the date of this Agreement, (ii) assignment, reassignment, or relocation by Employer of Employee without Employee's consent to another place of employment more than 50 miles from Employee's current place of employment, (iii) liquidation, dissolution, consolidation or merger of Employer, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of Employer immediately before such transaction and expressly assumes this Employment Agreement and all obligations and undertakings of Employer here-under, or (iv) reduction in Employee's base salary or target bonus opportunity (if greater than the target bonus opportunity, the average of the annual

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


                              bonuses paid to Employee in the three calendar years prior to the calendar year of the Constructive Discharge). Following termination of Employee's employment in the event of a Constructive Discharge, Employee shall continue to receive Employee's annual salary, payable as immediately prior to termination, plus all benefits to which Employee is then entitled, under subparagraph 2(e) above, for the balance of this Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an Employee of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate. Employer and Employee, upon mutual agreement, may waive any of the foregoing provisions that would otherwise constitute a Constructive Discharge. Within ten days of receiving such written notice from Employee, Employer may cure the event that constitutes a Constructive Discharge."

         9. A new Paragraph 8. Gross Up Provisions shall be added to the Employment Agreement, which shall read as follows:

                  "8. Gross Up Provisions. In the event that the payments to Employee under this Employment Agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and/or any successor provision or any comparable provision of state or local income tax law, the Employer will make Gross Up Payments (as defined at Exhibit A hereto) to Employee on the terms described in Exhibit A."

         10. Exhibit A to this Amendment shall be added to the Employment Agreement as Exhibit A thereto.

         Except as amended by this Amendment, the Employment Agreement and the Extension of Employment Agreement dated December 19, 2001 shall remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       FPIC INSURANCE GROUP, INC.


_____________________________          By:______________________________________
Attest                                          Kim D. Thorpe
                                                Executive Vice President and
                                                Chief Financial Officer


_____________________________          _________________________________________
Attest                                          JOHN R. BYERS


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

                                    EXHIBIT A
                                    ---------

                                GROSS UP PAYMENTS

         (a) In the event it is determined (pursuant to clause (b) below) or finally determined (as defined in clause (c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to Employer or its predecessors, successors, direct or indirect subsidiaries or affiliates (or any predecessor, successor or affiliate of any of them, and including any benefit plan of any of them), to or for the benefit of Employee or Employee's dependents, heirs or beneficiaries pursuant to the terms of the Employment Agreement (but determined without regard to any additional payments required under this Exhibit A) (each a "Payment" and collectively the "Payments") is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is or was incurred by Employee with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax, hereinafter collectively referred to as the "Excise Tax"), then, within ten (10) days after such determination or final determination, as the case may be, Employer shall pay to Employee an additional cash payment (hereinafter referred to as the "Gross Up Payment") in an amount such that after payment by Employee of all taxes, interest, penalties and additions to tax imposed with respect to the Gross Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross Up Payment), Employee retains an amount of the Gross Up Payment equal to the Excise Tax imposed upon such Payment or Payments and the Gross Up Payment. This provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

         (b) Except as provided in clause (c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Employee ("Employee's Accountant"). Such determination shall include the amount of the Gross Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of Employee's Accountant, hereinafter, "Employee's Determination"). Employee's Determination shall be reviewed on behalf of Employer by a certified public accounting firm selected by Employer ("Employer's Accountant"). Employer shall notify Employee within ten (10) business days after receipt of Employee's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by Employer with Employee's Determination, and any agreement by Employer with Employee's Determination shall obligate Employer to make payment as provided in clause (a) above within ten (10) days from the expiration of such ten (10) business-day period. In the event of an objection by Employer to Employee's Determination, any amount not in dispute shall be paid within ten (10) days following the ten (10) business-day period referred to herein, and with respect to the amount in dispute Employee's Accountant and Employer's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon Employee and Employer. In such a case, the third accounting firm's findings shall be deemed the binding determination with respect to the amount in dispute, obligating Employer to make any payment as a result thereof within ten (10) days following the receipt of such third accounting firm's determination. All fees and expenses of each of the accounting firms referred to in this Exhibit A shall be borne solely by Employer.

         (c) The rights of Employee under this Exhibit A shall be contingent on the agreement by Employee to the provisions set forth in this clause (c):

         (i) Employee shall notify Employer in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by the Employer of a Gross Up Payment. Such notification shall be given as soon as reasonably practicable and shall apprise Employer of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the fifteen (15)-day period following the date on which Employee gives such notice to Employer (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If Employer notifies Employee in writing prior to the expiration of such fifteen (15)-day period that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Employee its ability to make the payments to Employee that may ultimately be required under this section before assuming responsibility for the claim), Employee shall:

                  (A) give Employer any information reasonably requested by Employer relating to such claim;

                  (B) take such action in connection with contesting such claim as Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Employer who is reasonably acceptable to Employee;

                  (C) cooperate with Employer in good faith in order effectively to contest such claim; and

                  (D) permit Employer to participate in any proceedings relating to such claim; provided, however, that Employer shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold harmless Employee, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Exhibit A, and to the extent its actions do not unreasonably interfere with or prejudice Employee's disputes with the Taxing Authority as to other issues, Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Taxing Authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of


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


         initial jurisdiction and in one or more appellate courts, as Employer shall determine; provided, however, that if Employer directs Employee to pay such claim and sue for a refund, Employer shall advance an amount equal to such payment to Employee, on an interest-free basis, and shall indemnify and hold harmless Employee, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and, provided, further, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Employee and the Employer's control of the contest shall be limited to issues with respect to which a Gross Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue.

         (ii) If, after receipt by Employee of an amount advanced by Employer pursuant to clause (c)(i), Employee receives any refund with respect to such claim, Employee shall (subject to Employer's complying with the requirements of this Exhibit A) promptly pay to Employer an amount equal to such refund (together with any interest paid or credited thereon after taxes applicable thereto), net of any taxes (including without limitation any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Employee in connection with such advance, after giving effect to such repayment. If, after the receipt by Employee of an amount advanced by Employer pursuant to clause (c)(i), it is finally determined that Employee is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross Up Payment and shall offset, to the extent thereof, the amount of any Gross Up Payment otherwise required to be paid.

         (iii) For purposes of this Exhibit A, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in clause
(c)(i) above if Employer has not notified Employee that it intends to contest the underlying claim, (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by the Employee and the Taxing Authority (which agreement may be executed only in compliance with this Exhibit
A), (D) the receipt by Employee of notice from Employer that it no longer seeks to pursue a contest (which notice shall be deemed received if Employer does not, within 15 days following receipt of a written inquiry from Employee, affirmatively indicate in writing to Employee that Employer intends to continue to pursue such contest).

         (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross Up Payment is due, it may be possible that in making the calculations required to be made here-under, the parties or their accountants shall determine that a Gross Up Payment need not be made (or shall make no determination with respect to a Gross Up Payment) that properly should be made ("Underpayment"), or that a Gross Up Payment not properly needed to be made should be made ("Overpayment"). The determination of any Underpayment shall be made using the procedures set forth in clause (b) above and shall be paid to Employee as an additional Gross Up Payment. Employer shall be entitled to use procedures


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


similar to those available to Employee in clause (b) to determine the amount of any Overpayment (provided that Employer shall bear all costs of the accountants as provided in clause (b)). In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Employee with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by Employee to Employer shall be subject to reduction to the extent necessary to put Employee in the same after-tax position as if such Overpayment were never made.








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